Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237139) and Form S-8 (Nos. 333‑203591 and No. 333-225501) of Uniti Group Inc. of our report dated March 26, 2021 relating to the financial statements of Windstream Holdings, Inc., which appears in this Form 10-K/A of Uniti Group Inc.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 30, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237139) and Form S-8 (Nos. 333‑203591 and No. 333-225501) of Uniti Group Inc. of our report dated March 26, 2021 relating to the financial statements of Windstream Holdings II, LLC, which appears in this Form 10-K/A of Uniti Group Inc.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 30, 2021